Exhibit 5.1


                            HUTCHISON & STEFFEN, LLC
                               A PROFESSIONAL LLC
                                    ATTORNEYS

MARK A HUTCHISON           PECCOLE PROFESSIONAL  PARK        THOMAS L. STEFFEN
JOHN T. STEFFEN            10080 ALTA DRIVE, SUITE 200      CHIEF JUSTICE NEVADA
JAMES H. RANDALL             LAS VEGAS, NEVADA 89145        SUPREME COURT (RET.)
JOSEPH R. GANLEY                  702-385-2500                  OF COUNSEL
L. KRISTOPHER RATH                877-HSNVLAW                 ---------------
---------------                FAX 702-385-2086
                                  HSNVLAW.COM                  JANET TOLLESON
MICHAEL K. WALL                                              FIRM ADMINISTRATOR
TROY A. WALLIN                                                ---------------
WHITNEY C. WILCHER
C. DREW STAGG                                                   RENO OFFICE
SCOTT A. FLINDERS                                             SUITE G-12, #313
PATRICIA THOMPSON                                           3702 SOUTH VIRGINIA
MARK A. SMITH                                                 RENO NEVADA 89502
SHARA L. LARSON
TANYA N. LEWIS
CECILIA P. VENTIMIGLIA
JASON S. COOK
G. ASA GINAPP
MICHELE L. ROBERTS
SUZANNE R. FITTS(1)
KEVIN M SUTEHALL(2)
---------------

(1) ADMITTED IN UTAH
    AND OHIO ONLY

(2) ADMITTED IN MASSACHUSETTS
    AND NEW YORK ONLY


                                 August 22, 2005



Board of Directors
CDEX Inc.
1700 Rockville Pike, Suite 400
Rockville, Maryland 20852

         Re: Registration Statement on Form SB-2
             -----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to CDEX Inc. (the "Company") in connection with the registration for resale on a Registration Statement on Form SB-2 (the "Registration Statement") of an aggregate of 2,377,656 shares of common stock, $.005 par value (the "Common Stock") owned by certain stockholders of the Company (the "Selling Stockholders").

         In such connection, we have examined certain corporate records and proceedings of the Company, including the proceedings taken in connection with the authorization and issuance of the Common Stock described above and such other investigation as we deemed necessary. Based upon the foregoing, we are of the opinion that the shares of Common Stock of the Company covered by the Registration Statement have been duly authorized, validly issued, fully paid and nonassessable. This opinion is limited to the federal laws of the United States of America and the laws of the State of Nevada, including statutory provisions and reported judicial decisions interpreting those laws.

Board of Directors
CDEX Inc.
August 22, 2005
Page 2


         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement, and we further consent to the reference under the caption "Legal Matters" in the Prospectus which forms a part of the Registration Statement to the fact that this opinion concerning the validity of the shares of Common Stock has been rendered by us.

                                                Very truly yours,


                                                /S/ HUTCHISON & STEFFEN, LLC
                                                ----------------------------
                                                    HUTCHISON & STEFFEN, LLC